Exhibit 10.3

Addendum

Dated May 25, 2016

To

Amended CH2M HILL Companies, Ltd. Internal Market Brokerage Services Agreement

This Addendum, dated as of May 25,2016, is to the Amended Internal Market Brokerage Services Agreement effective as of July 1, 2006, as amended by (1) an Addendum dated June 23, 2010, (2) an Addendum dated February 11, 2011, (3) an Addendum dated June 21, 2012, (4) an Addendum dated June 6, 2014 and (5) an Addendum dated May 28, 2015 (collectively, the “Agreement”), by and between Neidiger, Tucker, Bruner, Inc., a Colorado corporation (“NTB”), a registered broker-dealer, and a member of the Financial Industry Regulatory Authority (“FINRA”), and CH2M HILL Companies, Ltd., a Delaware corporation (“CH2M HILL”).

NTB and CH2M HILL mutually agreed that the Agreement will be extended for two years starting on July 1, 2016 through June 30, 2018, unless terminated earlier as provided in Article 3 of the Agreement.

Section 3.3, Termination by CH2M HILL, is hereby amended by deleting the existing Section 3.3 in its entirety and replace it with the following:

3.3 Termination by CH2M HILL. CH2M HILL may terminate this Agreement by giving at least sixty (60) days prior written notice of such intent to terminate NTB.

Article 3, TERM OF ENGAGEMENT, is hereby amended by inserting, immediately after Section 3.5, a new Section 3.6 reading in its entirety as follows:

3.6 Cooperation upon Termination. In the event this Agreement is terminated as provided in this Article 3, or is not extended beyond June 30, 2018, NTB shall cooperate with CH2M HILL to give effect to the movement of records, materials, and services to CH2M HILL or the successor introducing broker or clearing broker, as applicable.  CH2M HILL shall pay all reasonable costs and expenses, including reasonable out-of-pocket costs, of NTB associated with the movement of records, materials, and services to CH2M HILL or such successor introducing broker or clearing broker.

Article 4.1(a), Quarterly Fee, shall be amended to reflect that CH2M HILL will pay NTB US$63,250.00 quarterly, in connection with each Internal Market trade.

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Intending to be legally bound, NTB and CH2M HILL have caused this Addendum to the Agreement to be executed by duly authorized officers on the dates below.

/s/ Anthony B. Petrelli
Date: 5/27/2016	Neidiger, Tucker, Bruner, Inc. By: /s/ Anthony B. Petrelli Name: Anthony B. Petrelli Title: President
Date: 5/26/2016	CH2M HILL Companies Ltd. By: /s/ Steven C. Mathews Name: Steven C. Mathews Title: Vice President and Treasurer

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